                                                                    EXHIBIT 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Lease Investment Flight Trust of our report dated August 16, 2001 relating to the financial statements of Lease Investment Flight Trust, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP



New York, New York
August 2_, 2001